Exhibit 10.5

TRANSFER AGENT AGREEMENT

   This Transfer Agent Agreement ("Agreement") is entered into on this 8th day ay of August, 2016 ("Effective Date")  by and between West Coast Stock Transfer, Inc. and Jupiter Gold Corporation (the "Company"). The Parties hereunder hereby agree to the following:

I.	THE PARTIES

WEST COAST STOCK TRANSFER INC ("Agent") is a company organized under the laws of the State of California with its principle office at 721 N. Vulcan Ave. Ste. 205, Encinitas, CA 92024. The Agent is a transfer agent registered with the Securities and Exchange Commission in the business of maintaining stock ownership and transfer records on behalf of companies, both private and public.

AND

Jupiter Gold Corporation("Company") is a corporation organized under the laws of the Republic of the Marshall Islands with its principle office located at Rua Vereador Joao Alves Praes, 95-A, Olhos D'Agua, MG 39398-000, Brazil.  Company wishes to utilize the services of Agent as its transfer agent.

II.	APPOINTMENT

The Company agrees to appoint Agent as the Company's transfer agent under, and in accordance with, the terms of the Agreement for as long as this Agreement remains in effect. The appointment shall commence as of the Effective Date.

III.	EFFECTIVE TERM

This Agreement shall commence on the Effective Date and shall remain in effect perpetually UNLESS one or all parties to the Agreement request its termination; OR any terms of the Agreement are violated or unfulfilled; OR a determination is made that any terms hereunder has violated, or may violate, any laws or regulations.

IV.	OBLIGATIONS OF COMPANY

A.	Initial Preparation Documents

The Company agrees to deliver to the Agent:

i.	A copy of the Articles of Incorporation, including all amendments thereto; and a copy of the current company bylaws.

West Coast Stock Transfer Inc.	Transfer Agent Agreement	Company Initials /s/ MF
721 N. Vulcan Ave. Ste. 205
Encinitas, CA 92024

Exhibit 10.5  --  Page 1

ii.	A copy of the resolution of the Board of Directors of the Company identifying the officers who are authorized to execute this Agreement on behalf of the Company.

iii.	A list of all officers, directors, or other persons authorized to provide instructions to the Agent on behalf of the Company.

iv.	The names and specimen signatures of all officers who are, and have been, authorized to sign certificates or debt instruments on behalf of the Company.

v.
A list of all shareholders, for all issued and/or outstanding securities for any class of securities the Company requests the Agent to maintain ownership records. The shareholder list must include the holder's full name; address; Tax ID Number or other government issued ID number; number of shares held; certificate numbers on outstanding physical certificates; the date of issuance; and whether the shares are free trading or restricted. The list should include designations for any shareholder considered an "affiliate" or "control" person as defined in the Securities Act of 1933.

vi.	Specimens of outstanding certificates for all classes of securities of the Company. Additionally provide issuance resolutions approved by the authorized officers and/or directors.

vii.	A list of all stopped certificates in which an adverse action has been, or is in the process of being, filed. Also include any court order provided by a court of competent jurisdiction.

viii.	The name and contact information for the Company's legal counsel.

B.	Ongoing Disclosure

In the event of future amendments or modifications that supersede the initial documents provided by the Company, the Company agrees to provide the Agent with prompt written notifications together with copies of the all relevant resolutions as deemed necessary by the Agent within five (5) business days of its effectiveness, creation or approval.

C.	Payment of Cash, Non‐Cash, and Maintenance Fees to Agent

i.
Payment of Cash Fee to Agent. In consideration for the services to be rendered by Agent and described in Exhibit A and B of this Agreement together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company shall compensate Agent a set‐up fee as detailed in the Exhibit A ("Cash Setup Fee"). The Cash Setup Fee shall be due and delivered to Agent upon execution of this Agreement. The Parties further agree that the Cash Setup Fee shall be deemed fully earned by Agent and non‐refundable upon execution of this Agreement.

ii.
Payment of Non‐Cash Fee to Agent. In addition to payment of the Cash Setup Fee set forth in Section C(i) of this Agreement, the Company shall compensate Agent as described in Exhibit B ("Non‐Cash Fee") if applicable.

iii.	Maintenance Fees. Monthly or Annual maintenance fees will begin the month immediately following the execution of this agreement and will be reoccurring each month thereafter.

iv.	Regulatory Related Fees/Expenses. Company agrees to promptly reimburse Agent for any and all expenses resulting from the service upon agent of a subpoena by a Federal Agency, State Agency, any

West Coast Stock Transfer Inc.	Transfer Agent Agreement	Company Initials /s/ MF
721 N. Vulcan Ave. Ste. 205
Encinitas, CA 92024

Exhibit 10.5  --  Page 2

Federal or state court of the United States of America, or a foreign court of competent jurisdiction, as determined by Agent in its sole discretion, or a request from one of said agencies or courts, requiring or requesting that agent produce information or documents relating to the Company or its shareholders to said agency or court. Said expenses shall include but not be limited to  travel expenses, copying charges, copying expenses, employee time, attorney's fees, etc.

Company agrees to pay all amounts due to agent under this contract or as set forth in the Fee Schedule within thirty (30) days of billing unless specified otherwise. Company agrees to pay interest rate of two percent (2%) per month on all amounts not paid within thirty (30) days. Company agrees that Agent shall have a lien against the Company records to secure any amounts owing to Agent and shall not be required to deliver the records or copies of the records to Company until payment of all amounts due under this Agreement.  In addition, Company agrees that Agent may, at its discretion, refuse to make any transfers  or issuances of Company's securities until past due accounts have been paid.

D.	Issuance, Transfer and Cancellation of Shares

In processing transfers, the Company authorizes Agent to refuse to transfer and register the same until Agent is satisfied that the requested transfer is legally in order and Company shall indemnify and hold harmless Agent and Agent shall incur no liability for the refusal, in good faith, to make transfers which it, in its judgment, deemed improper or unauthorized.

The Company authorizes Agent to purchase stock certificates as need to perform regular transfer agent services with such costs being paid in advance by the Company. Such certificates must be signed by authorized officers of the Company as set forth in item A(iv) of this section, and if required according to the bylaws of the Company, shall bear the corporate seal of the Company.

E.	Mutual Indemnity

Agent shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, except for its own gross negligence or willful misconduct. No action taken by Agent at the direction of the Company shall, under any circumstances, be deemed misconduct by Agent. The Company does hereby agree to indemnify and hold harmless Agent, and each of all its officers, directors,  employees, attorneys, and agents from and against any loss, damage or expense which may arise directly or indirectly from any actions, suits, threats, or claims of any kind or nature, other than any such resulting from the gross negligence or willful misconduct of agent and shall, at the request of Agent, defend any action brought against agent arising out of its services as transfer agent for the Company, other than any such action resulting from the gross negligence or willful misconduct of Agent. Should Agent make such request it may have its counsel monitor the defense at the Company's expense and shall have the right, for any reason, to remove the defense from the Company and have its own counsel defend the action at the Company's expense.

Company shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, except for its own gross negligence or willful misconduct. The Agent does hereby agree to indemnify and hold harmless the Company, and each of all its officers, directors,  employees, attorneys, and agents from and against any loss, damage or expense which may arise directly or indirectly from any actions, suits, threats, or claims of any kind or nature, other than any such resulting from the gross negligence or willful misconduct of the Company.

West Coast Stock Transfer Inc.	Transfer Agent Agreement	Company Initials /s/ MF
721 N. Vulcan Ave. Ste. 205
Encinitas, CA 92024

Exhibit 10.5  --  Page 3

F.	Rights to Termination

Company may terminate this Agreement at any time by providing thirty (30) days notice in the form of a resolution from the Board of Directors of the Company. Upon receipt of notice and payment of any and  all outstanding invoices, expenses, and fees which may include a termination fee as described in the Fee Agreement, Agent shall deliver to its successor or the Company, its records as Agent. The termination fee is $5.00 per registered shareholder not to exceed $1,000.00.

V.	OBLIGATIONS OF AGENT

West Coast Stock Transfer Inc.	Transfer Agent Agreement	Company Initials /s/ MF
721 N. Vulcan Ave. Ste. 205
Encinitas, CA 92024

Exhibit 10.5  --  Page 4

Agent may rely upon the Uniform Commercial Code, Section 17 of the Securities Exchange Act of 1934 and rules promulgated thereunder by the Securities and Exchange Commission, generally accepted industry practices, or any other statute, rule, case law, or interpretation which, in the opinion of counsel, applies to and/or provides protection to Agent and Company in the registration or refusal of registration.

Upon receipt and review of the Initial Preparation Documents and Fees described in Section IV (A) and (C) respectively, Agent will transact in the following manner.

A.	Stock Issuances

Agent will issue original stock of the Company upon receipt of the following items;

i.
A written request from the Company stating the name of the shareholder, address, Tax ID Number, number of shares issued, delivery instructions, and whether the shares are free trading, control, or restricted.

ii.	An executed copy of the Board of Directors Issuance Resolution authorizing the stock issuance on behalf of the Company.

iii.
At the discretion of the Agent, a legal opinion from an attorney appointed by the Company, or if deemed necessary, an attorney appointed by the Agent, approving the issuance of stock requested  by the Company.

iv.	At the discretion of the Agent, any other documentation deemed necessary.

v.	Payment by the Company for Issuance Fees and Delivery Fees as described in the Fee Agreement.

B.	Transfer of Shares

The transfer of shares shall be made effective by Agent, and shall be registered and new certificates issued upon surrender of the old certificates, in a form deemed by Agent properly endorsed for transfer, with all the necessary endorser's signatures guaranteed in such form and manner as Agent requires by a guarantor reasonably believed by Agent to be responsible, accompanied by such assurances as Agent shall deem necessary or appropriate to evidence the genuiness and effectiveness of such necessary endorsement, and satisfactory evidence of compliance with all applicable laws relating to collection of taxes, if any.

C.	Records

Agent shall maintain customary records in connection with its agency, all of which shall be available for examination and inspection by the Company at all reasonable times.

D.	Rights to Termination

West Coast Stock Transfer Inc.	Transfer Agent Agreement	Company Initials /s/ MF
721 N. Vulcan Ave. Ste. 205
Encinitas, CA 92024

Exhibit 10.5  --  Page 5

Agent may terminate this Agreement at any time and for any reason by providing written notice to the Company. At such time, Agent will expedite preparation of its records as Agent and will deliver the  records to its successor or the Company.

VI.	TRANSMISSION AND RECEIPT OF NOTICES

All notices, demands, requests, consents, approvals, or other communications (collectively referred as "Notices") required or permitted hereunder shall be in writing and, unless otherwise specified, shall be (i)  hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(iii) transmitted by facsimile, addressed as set forth in this Agreement or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or  permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, (c) upon actual receipt of such mailing, if mailed or (4) upon receipt of facsimile by recipient, evidenced by a facsimile transmittal record indicating a successful transmission.

TO AGENT	TO COMPANY
West Coast Stock Transfer Corp.	Jupiter Gold Corporation
721 N. Vulcan Ave. Ste. 205	c/o Marc Fogassa
Encinitas, CA 92024	1443 E Washington Blvd, Ste 278
Telephone (619) 664‐4780	Pasadena, CA 91104
Facsimile (760) 452‐4423	Telephone: (213) 590-2500
With Copies to (optional):
Email: MARC@JUPITERGOLDCORP.COM

VII.	MODIFICATION, WAIVER, AND AMENDMENTS

This Agreement may not be modified or amended unless accepted in writing duly executed by both parties. Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any of the other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision on any subsequent occasion.  Any waiver must be in writing.

VIII.	SEVERABILITY

In the event that any one or more of the provisions or portion of any provision contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this agreement or the remaining portions of such

West Coast Stock Transfer Inc.	Transfer Agent Agreement	Company Initials /s/ MF
721 N. Vulcan Ave. Ste. 205
Encinitas, CA 92024

Exhibit 10.5  --  Page 6

provision, but this agreement shall be construed as if such invalid, illegal or unenforceable provisions or portions of provision had never been contained herein.

IX.	SUCCESSORS AND ASSIGNS

Neither party may assign, directly or indirectly, all or part of its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

X.	GOVERNING LAW AND JURISDICTION

This Agreement will be construed and enforced in accordance with and governed by the laws of the State of California without reference to principals of conflicts of law. Each of the parties consents to the exclusive jurisdiction of the federal court whose districts encompass any part of the State of California or the State courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection. Including any objection based on forum non convenes, to the bringing of any such proceeding in such jurisdictions. Each of the parties hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein  shall  be deemed to limit in any way any right to serve process in any manner permitted by law. At the election of  Agent any dispute between the parties may be arbitrated rather than litigated in the courts, before the American Arbitration Association in San Diego, California and pursuant to its rules. Upon demand made by Agent to the Company, the Company agrees to submit to and participate in such arbitration.

XI.	COUNTERPARTS

This Agreement may be executed in any number or counterparts, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement. Facsimile signatures shall be deemed to be original signatures for all purposes.

XII.	INTEGRATION

"The Transfer Agent Agreement, including Schedules, Addenda and Exhibits" thereto, constitutes the parties complete, entire and final agreement about the subject matter of the TA agreement and supersedes all prior and contemporaneous agreements regarding the subject matter. The TA agreement is an integrated contract and any previous negotiations between or representations made by the parties are of no legal consequence.

XIII.	RELIANCE

The Parties represent and warrant that: (a) each has relied on his or its own judgment regarding the consideration for and language of this Agreement; (b) each has been given a reasonable period of time to consider this Agreement, has been advised to consult with independent counsel before signing this Agreement, and has consulted with independent counsel with respect hereto; (c) no party has in any way coerced or unduly influenced any other party to execute this Agreement; (d) no party has relied upon any advice or any representation of any other party's counsel; and (e) this Agreement is written in a manner that is understandable to all of the parties.

West Coast Stock Transfer Inc.	Transfer Agent Agreement	Company Initials /s/ MF
721 N. Vulcan Ave. Ste. 205
Encinitas, CA 92024

Exhibit 10.5  --  Page 7

XIV.	INTERPRETATION

This Agreement has been negotiated at arm's length between persons sophisticated and knowledgeable in these types of matters. In addition, each party has been represented by experienced and knowledgeable legal counsel, or had the opportunity to consult such counsel. Accordingly, any normal rule of construction or legal decision that would require a court to resolve any ambiguities against the drafting party is hereby waived and shall not apply in interpreting this Agreement.

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West Coast Stock Transfer Inc.	Transfer Agent Agreement	Company Initials /s/ MF
721 N. Vulcan Ave. Ste. 205
Encinitas, CA 92024

Exhibit 10.5  --  Page 8

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West Coast Stock Transfer Inc.	Transfer Agent Agreement	Company Initials /s/ MF
721 N. Vulcan Ave. Ste. 205
Encinitas, CA 92024

Exhibit 10.5  --  Page 9

EXHIBIT A FEE AGREEMENT

NOTE:  Beginning date as indicated in Section
C(iii) of this Agreement.

□	Bill Annually (Default)
□	**Bill Quarterly
□	**Bill Monthly
Tier 1: Non-DTC Eligible Issues $500.00
Tier 2: DTC Eligible Issues The greater of $1/shareholder or $1,200.00
Tier 3: *DWAC/DRS FAST Issues The greater of $1/shareholder or $3,000.00
* DWAC/DRS FAST Issues  - Initial Setup Fee $500.00
**Monthly/Quarterly Installment Plans available. Add 10% to annual fee divided by number of installments.  Ex. DWAC/DRS FAST Issues would be $275.00/month or
$0.092/shareholder or $825.00/quarter or $.0275/shareholder.
Certificates
***FIRST 100 CERTIFICATES INCLUDED***
$1.00 per certificate (minimum increment 100 certificates per class)
Special Design certificates may vary
Dividend Checks $0.50 per check (minimum increment 100 checks)
*Requires a one-time set-up fee of $100.00
Stock Splits/Stock Dividends $1.00 per shareholder ($500.00 min.) plus issuance and delivery fees.
Cash Dividends $0.50 per shareholder ($500.00 min.) plus delivery fees
Name Change $500.00 plus certificate fees
DTCC Corp. Actions Eligibility Fee $1,000.00 (due prior to action) (File No. SR-DTC-2015-012) CUSIP Applications $200.00-$250.00 CICI/LEI Entity Identifier additional $220.00
New Issuance $15.00 per certificate ($5.00 DRS book
entry)
***FIRST 25 CERTIFICATE ISSUANCES INCLUDED
(MUST BE USED WITHIN ONE YEAR, EXCLUDES DWAC TRANSMISSIONS)***
Restrictive Legends $10.00 additional per position/certificate. No charge to transfer a restrictive legend.
$50.00 restriction removal/review fee.
DWAC transmission $75.00 per transmission
Share Reserve $50.00 issued/modify
Shareholder Statements $1.000 plus shipping
PRESENTER TRANSFER FEES (Fees paid by Shareholders and Broker Dealers, on website) REPORTS
SH LIST, CERT LIST, ETC.	No Charge
Audit Response Docs	No Charge
SHAREHOLDER MAILINGS	$1.00 per shareholder ($200 minimum)
Mailing Labels	$0.25 per label ($50 minimum)
Proxy Services	$1.00 per shareholder ($500.00 min.) plus delivery fees and printing costs
Printing Cost	$1.00 per document up to 10 pgs. B/W ($200.00 min.)
DELIVERY FEES
USPS Regular Mail	$2.00 US Destinations, $4.00 non-US Destinations
USPS Priority Mail Letter	$15.00 US Destinations, At cost (minimum $20.00) Outside US
FEDEX or UPS (US Destinations)	$30.00 US Destinations, At cost (minimum $50.00) Outside US
Return shipping provide	No charge
EDGAR FILING SERVICES	Separate Fee Schedule
EDGAR Normal Conversion	$8.00 per page XBRL 10-Q/20-F $750.00
EDGAR Revisions	$3.00 per page XBRL 10-K/40-F/S-1/8-K $1,000.00
EDGAR Hyperlink TOC	$50.00 XBRL Rush – same day $200.00
EDGAR Graphic Insert	$25.00 FORM ID $50.00
EDGAR Rush – same day service	$100.00 FORM D, 1-A $100.00
EDGAR Live Filing Fee	$50.00 FORM 3,4,5 $50.00
REGULATORY RELATED FEES/EXPENSES $100.00 per hour Agency time, all other related expenses at cost. TERMINATION FEE
Within the first three(3) years	The greater of $5.00 per shareholder or $2,000.00. After three (3) yearsThe greater of $5.00 per shareholder or $1,000.00

WCSTv16z2
Company Initials   /s/ MF
Exhibit 10.5  --  Page 10

EXHIBIT B NON‐CASH FEE

NONE

WCSTv16z2
Company Initials   /s/ MF

Exhibit 10.5  --  Page 11

EXHIBIT C

Company documents to be delivered:

A.	A copy of the Articles of Incorporation and bylaws of the Company, including all the amendments thereto, and a copy of the Certificate of Incorporation as issued by the State of Incorporation.

B.	Specimens of all forms of outstanding certificates for all classes of securities of the Company, in the forms approved by the Board of Directors.

C.
A resolution certifying the authorized and outstanding securities of the Company including a list of all outstanding securities together with a statement that future transfers may be made without restriction on all securities, except as to securities subject to a restriction noted on the face of said securities and in the corporate stock records.

D.
A certified list of all shareholders, including identification of shareholders deemed to be "insiders" or "control persons" as defined in the Securities Act of 1933 & 1934 and other acts of Congress and rules and regulations of the United States Securities and Exchange Commission when applicable.

E.
The names and specimen signatures of all officers who are and have been authorized to sign certificate for securities on behalf of the Company and the names and addresses of any other Transfer Agents or Registrars of securities of the Company.

F.
A copy of the Resolution of the Board of Directors of the Company, authorizing its execution of this Agreement and approving the terms and conditions herein including the agreement that in the event that there are any future amendments or changes to any of the foregoing, the Company will issue prompt written notification of such change or changes, together with copies of the relevant resolutions, instruments or other documents, specimen signatures, certificates, opinions or the like as the Agent may deem necessary or appropriate. This resolution will also approve a credit and background check for the company and its officers and directors.

G.	List of "stopped" certificates, in which an adverse action had been, or is in process of being, filed.

H.	Completed Company Contact Questionnaire.

West Coast Stock Transfer Inc.	Transfer Agent Agreement	Company Initials /s/ MF
721 N. Vulcan Ave. Ste. 205
Encinitas, CA 92024

Exhibit 10.5  --  Page 12